CHEFS INTERNATIONAL, INC.
                  P.O. BOX 1332, POINT PLEASANT BEACH, NJ 08742
                                 PH 732-295-0350
                                FAX 732-295-4514

FOR IMMEDIATE RELEASE
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POINT PLEASANT BEACH, NEW JERSEY, JUNE 3, 2005

Chefs International, Inc. ("CHEFS"), the owner of a restaurant chain currently operating nine restaurants in New Jersey and Florida (shares traded on the OTC Bulletin Board(R) under the symbol "CHEF"), announced that the Merger of Lombardi Restaurant Group, Inc. ("Acquisition Co.") into CHEFS was completed today with the filing of a Certificate of Merger with the Delaware Secretary of State's office. The Merger has converted CHEFS from a public corporation to a privately owned corporation. Each share of CHEFS common stock (other than shares owned by Acquisition Co.) has been canceled and converted into the right to receive a cash payment of $3.12 without interest. It is anticipated that a Letter of Transmittal will be mailed to CHEFS' "public" stockholders during the week of June 6, 2005 providing them with the opportunity to exchange their CHEFS stock certificates for the cash payment.

For confirmation: Contact Martin W. Fletcher (732) 295-0350